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                                                                EXHIBIT 11.1


                             CHEMTRAK INCORPORATED

                     COMPUTATION OF INCOME (LOSS) PER SHARE


                                                           Three months ended                   Six months ended
                                                                June 30,                              June 30,
                                                    --------------------------------    ----------------------------------
                                                         1997               1996              1997               1996
                                                    --------------     --------------    -------------     ---------------

Weighted average common share outstanding              12,855,0000         9,773,000         12,470,000          9,743,000
                                                    ==============     =============     ==============    ================

Net income (loss)                                   $   (1,654,000)    $  (2,789,000)    $   (2,949,000)    $    (4,285,000)
                                                    ==============     =============     ==============    ================

Net income (loss) per share                         $        (0.13)    $       (0.29)    $        (0.24)    $        (0.44)
                                                    ==============     =============     ==============    ================
